Item 77 C:  Submission of Matters to a Vote of Security Holders


Written consent of GuideStone Financial Resources of the Southern Baptist Convention, a majority shareholder of each series of GuideStone Funds, is incorporated herein by reference to the Definitive Information Statement on Form DEF 14C (No.
811-10263) filed with the U.S. Securities and Exchange
Commission (the "SEC") on June 30, 2008.

Written consent of GuideStone Financial Resources of the Southern Baptist Convention, a majority shareholder of each series of GuideStone Funds, is incorporated herein by reference to the Definitive Information Statement on Form DEF 14C (No.
811-10263) filed with the U.S. Securities and Exchange
Commission (the "SEC") on August 25, 2008.